SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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IBERIABANK CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2005

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of IBERIABANK Corporation to be held in the Cabildo Room at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 11, 2005 at 4:00 p.m., Central Time.

The matters to be considered by shareholders at the Meeting are described in the accompanying materials. Also enclosed is an Annual Report to Shareholders for 2004. Directors and officers of the Company, as well as representatives of the Company’s independent auditors, will be present to respond to any questions shareholders may have.

It is very important that you are represented at the Meeting. Whether or not you presently plan to attend the Meeting in person, please indicate your vote by using the enclosed proxy card or voting by telephone or internet. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

We appreciate your continued support of, and interest in, IBERIABANK Corporation.

Sincerely,

/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

Phone 337-521-4012 • FAX 337-521-4021 • 200 West Congress Street • Post Office Box 52747 • Lafayette, LA 70505-2747

IBERIABANK CORPORATION

200 West Congress Street

Lafayette, Louisiana 70501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 11, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IBERIABANK Corporation will be held in the Cabildo Room at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 11, 2005 at 4:00 p.m., Central Time (the “Meeting”), for the purpose of considering and acting on the following:

1.	election of four directors for three-year terms expiring in 2008;

2.	ratification of the appointment of Castaing, Hussey & Lolan, LLC as the Company’s independent auditors for the fiscal year ending December 31, 2005;

3.	adoption of the IBERIABANK Corporation 2005 Stock Incentive Plan; and

4.	such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 29, 2005 are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ George J. Becker III
George J. Becker III
Secretary

Lafayette, Louisiana

April 11, 2005

Whether or not you expect to attend the Meeting, please vote by internet, telephone, or complete the enclosed proxy and return promptly in the envelope provided. If you vote by internet or telephone, use the instructions on the enclosed proxy card. If you attend the Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.

IBERIABANK CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 11, 2005

IBERIABANK Corporation (the “Company”) is furnishing this proxy statement to its shareholders in connection with the solicitation of proxies on behalf of its Board of Directors for use at the 2005 Annual Meeting of Shareholders to be held on May 11, 2005 and at any adjournments or postponements thereof (the “Meeting”).

Your proxy will be voted in the manner you specify if you properly and timely vote by internet, telephone, or complete and return the enclosed proxy card. If you return the proxy card but do not specify a manner of voting, the proxy will be voted FOR election of the nominees for directors hereinafter named, FOR ratification of the appointment of Castaing, Hussey & Lolan, LLC as independent auditors of the Company for the fiscal year 2005 and FOR the IBERIABANK Corporation 2005 Stock Incentive Plan described herein. You may revoke your proxy by notifying the Company’s Secretary in writing or by filing a properly executed proxy of later date with the Secretary at or before the Meeting.

This proxy statement was mailed to each shareholder of record at March 29, 2005, on or about April 11, 2005. The cost of preparing and mailing the proxy materials as well as soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, e-mail and telex. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting materials to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.

VOTING

Only shareholders of record at the close of business on March 29, 2005 are entitled to notice of and to vote at the Meeting. On that date, 7,685,918 shares of common stock, par value $1.00 per share (“Common Stock”), were outstanding, each of which is entitled to one vote. Directors are elected by a plurality of the votes cast with a quorum present (Proposal I). The affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting is required to ratify the appointment of the independent auditors (Proposal II). The affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Meeting is required to approve the 2005 Stock Incentive Plan (Proposal III).

Shareholders may vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors (Proposal I). Shareholders may vote “FOR”, “AGAINST”, or “ABSTAIN” on Proposal II to ratify the appointment of the independent auditors and on Proposal III to adopt the IBERIABANK Corporation 2005 Stock Incentive Plan. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. If you abstain from voting on both or either of Proposal II and/or Proposal III, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal. If you just sign and submit your proxy card without voting instructions, your shares will be counted for purposes of establishing a quorum and will be voted “FOR” each director nominee, “FOR” Proposal II and “FOR” Proposal III.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal as to which your broker does not have discretionary authority to vote. Shares registered in the names of brokers and similar persons who hold the shares for clients and do not receive voting instructions are generally not voted other than on the election of directors, ratification of independent auditors and other routine matters (“broker non-votes”). Broker non-votes will be treated as shares present for purposes of establishing a quorum, but will not be considered as votes cast. On Proposals I and II, broker non-votes will have no effect. On Proposal III, broker non-votes are not considered entitled to vote.

The form of proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve. It also confers discretionary authority with respect to matters incident to the conduct of the Meeting and with respect to any other matter presented to the Meeting if notice of such matter has not been delivered to the Company in accordance with the Company’s Articles of Incorporation. Except for procedural matters incident to the conduct of the Meeting, the Company does not know of any other matters that are to come before the Meeting. If any other matters are properly brought before the Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

Each share of Common Stock is entitled to one vote. Shares may not be voted at the Meeting unless the record owner is present or represented by proxy. A shareholder can be represented through the return of a physical proxy or by utilizing internet or telephone voting procedures. These procedures are designed to authenticate shareholders by use of a control number and allow shareholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Meeting, if you later decide to attend and vote in person.

Participants in the Company’s 401(k) Profit Sharing Plan and/or the Company’s Employee Stock Ownership Plan, will receive a proxy card for the Common Stock owned through these plans that will serve as a voting instruction card for the trustees of the plans, and the Common Stock will be voted as participants instruct.

PROPOSAL I - ELECTION OF DIRECTORS

Directors and Nominees

The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class elected by the shareholders for staggered three-year terms. At the Meeting, shareholders will be asked to elect one class of directors, consisting of four directors, for three-year terms expiring in 2008. The nominees of the Nominating and Corporate Governance Committee of the Board of Directors are currently directors and have not been nominated pursuant to any arrangement or understanding with any person.

The Bylaws of the Company currently provide for a Board of eleven persons. The eleventh member, who was appointed by the full Board of Directors in February 2005, is David H. Welch.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the four nominees listed below. In the unanticipated event that any nominee is unable or unwilling to stand for election at the time of the Meeting, the Bylaws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted for any replacement nominee or nominees recommended by the Nominating and Corporate Governance Committee.

The following table presents information as of the record date concerning the nominees and other directors of the Company.

Name	Age	Principal Occupation During the Past Five Years	Director Since (1)
Nominees for Terms To Expire In 2008:

Harry V. Barton, Jr.	50	Certified Public Accountant in private practice	1993

Daryl G. Byrd	50	Chief Executive Officer of the Company since July 2000; President of the Company and President and Chief Executive Officer of the Bank since July 1999; President and Chief Executive Officer of Bank One New Orleans Region (1998-1999); Executive Vice President of First Commerce Corporation (1992-1998)	1999

E. Stewart Shea III	53	Vice Chairman of the Board of the Company; Managing Partner of The Bayou Companies, LLC; Managing Partner of Bayou Coating, LLC (oil and gas industry service companies)	1990

David H. Welch	56	President, Chief Executive Officer and Director of Stone Energy Corporation since April 2004; Senior Vice President of BP America, Inc. (2003-2004); Vice President of BP, Inc. (1999-2003)	2005

Directors Whose Terms Expire In 2006:

Ernest P. Breaux, Jr.	60	Consultant to Ernest P. Breaux Electrical, Inc. since Sept. 2004; Regional Operating Officer for Regions 1, 4 & Gulf Plains of Integrated Electrical Services (2001-2004); Chairman, Ernest P. Breaux Electrical, Inc. (1983-2004); President, Wright Electrical, Inc. (a Regional Company of Integrated Electrical Services) (2001-2003)	1999

John N. Casbon	56	Executive Vice President, First American Title Insurance Company; Chief Executive Officer and President, First American Transportation Title Insurance Company	2001

Jefferson G. Parker	52	President, Howard Weil, Inc. since Oct. 4004; Senior Vice President-Institutional Equities, Howard Weil, Inc. (1976-2004)	2001

(1)	Includes service as a director of IBERIABANK (the “Bank”), a wholly owned subsidiary of the Company.

Name	Age	Principal Occupation During the Past Five Years	Director Since (1)
Directors Whose Terms Expire In 2007:

Elaine D. Abell	62	Attorney in private practice	1993

William H. Fenstermaker	56	Chairman of the Board of the Company; Chairman and Chief Executive Officer of C.H. Fenstermaker and Associates, Inc. (oil and gas surveying, mapping, municipal engineering, environmental consulting and computer information system services)	1990

Larrey G. Mouton	63	Owner and Manager of Mouton Financial Services, LLC ( investment counseling, tax services and insurance) since July 2002; Chairman, Acadiana Filter Services, Inc. since June 2004; Community Relations Officer of the Company from July 2000 to June 2002; Chief Executive Officer of the Company from February, 1995 to July 2000; President of the Company and President and Chief Executive Officer of the Bank, from February 1995 to July 1999	1985

O. Miles Pollard, Jr.	67	Owner of Pollard Estates Development Corporation (real estate development and financial investments)	2003

(1)	Includes service as a director of IBERIABANK (the “Bank”), a wholly owned subsidiary of the Company.

Corporate Governance

Board of Director and Shareholder Meetings. The Board of Directors met 13 times during the fiscal year ended December 31, 2004. All directors attended at least 75% of the Board of Directors meetings and assigned committee meetings in 2004. The Company encourages director’s attendance at its annual shareholder meetings and requests that directors make reasonable efforts to attend such meetings. All of the members of the Board of Directors, other than John N. Casbon, attended the 2004 annual meeting of shareholders.

Board of Director Independence. Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ listing standards and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s Board members are directors or executive officers. After evaluating these factors, the Board of Directors as determined that Ms. Abell and Messrs. Barton, Breaux, Casbon, Fenstermaker, Parker, Pollard, Shea and Welch are independent directors of the Company within the meaning of applicable NASDAQ listing standards. Independent Board members met in executive session without management present two times during the year ended December 31, 2004.

Shareholder Communications. Shareholders may communicate directly with members of the Board of Directors or the individual chairman of a standing Board of Directors committee by writing directly to those individuals at the following address: 200 West Congress Street, Lafayette, Louisiana 70501. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office. The Board of Directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy’s purpose.

Code of Ethics. The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. A copy of the Code of Ethics has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Board of Directors also has adopted a Code of Ethics that applies to all officers, other employees and directors. Links to both codes of ethics are on the “Investor Relations” portion of the Company’s website at: http://www.iberiabank.com.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee and has adopted a charter for each of these three standing committees. The Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards.

Audit Committee. The members of the Audit Committee are Mr. Barton, who serves as the chairman, and Messrs. Breaux and Parker. Each of the members of the committee is independent within the meaning of applicable NASDAQ listing standards. The Board of Directors has determined that the Chairman of the Audit Committee, Mr. Barton, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The Audit Committee has oversight responsibility for the quality and integrity of the Company’s financial statements. The committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee. The Audit Committee met 14 times during 2004. The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the shareholders and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the independent audit process. Additionally, the Audit Committee has responsibilities relating to: (i) registered public accounting firms; (ii) complaints relating to accounting, internal accounting controls or auditing matters; (iii) authority to engage advisors; and (iv) funding as determined by the Audit Committee. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter, as amended in 2004 and attached hereto as Exhibit A.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent auditor, Castaing, Hussey & Lolan, LLC. The policy requires that all services to be provided by Castaing, Hussey & Lolan, LLC, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Castaing, Hussey & Lolan, LLC during 2004.

Compensation Committee. The members of the Compensation Committee are Mr. Shea, who serves as the chairman, and Messrs. Barton, Fenstermaker and Pollard, each of whom is a non-employee director and is also independent within the meaning of NASDAQ listing standards. The Compensation Committee met eight times during 2004. The functions of the Compensation Committee include making recommendations to the Board of Directors concerning compensation, including incentive compensation, of the executive officers. The Compensation Committee also administers the Company’s stock incentive plans.

Nominating and Corporate Governance Committee. The independent members of the Board of Directors (i.e., Ms. Abell and Messrs. Barton, Breaux, Casbon, Fenstermaker, Parker, Pollard, Shea and Welch) serve as the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by shareholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. In 2004, the Nominating and Corporate Governance Committee held one meeting. A link to the Nominating and Corporate Governance Committee Charter is on the “Investor Relations” portion of the Company’s website at: http://www.iberiabank.com.

It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate for the Company and serving the long-term interests of the Company’s shareholders. The committee’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with the Company during the applicable time period; and (2) in the case of new director candidates, the committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The committee meets to discuss and consider such candidates’ qualifications, including whether the nominee is independent within the meaning of NASDAQ listing standards, and then selects a candidate by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its and management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the committee rejected a timely director nominee from a shareholder(s) holding more than 5% of the Company’s voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders provided the shareholders follow the procedures set forth in Article 6F of the Company’s Articles of Incorporation. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a shareholder or otherwise.

Article 6F of the Company’s Articles of Incorporation governs nominations of candidates for election as director at any annual meeting of shareholders and provides that such nominations, other than those made by the Board, may be made by any shareholder entitled to vote at such meeting if the nomination is made in accordance with the procedures set forth in Article 6F, which is summarized below.

A shareholder’s notice of nomination must be delivered to, or mailed and received at, the Company’s principal executive offices not later than 60 days before the anniversary date of the immediately preceding annual meeting of shareholders and must set forth (a) as to each person who the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock which are Beneficially Owned (as defined in Article 9A(e) of the Articles of Incorporation) by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of Company stock which are Beneficially Owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. To be timely under the Articles of

Incorporation, nominations by any shareholder eligible to vote at the Meeting must have been received by the Company on or before February 27, 2005.

The Nominating and Corporate Governance Committee may reject any nomination by a shareholder not made in accordance with the requirements of Article 6F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6F.

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2004 or is a former officer of the Company or any of its subsidiaries.

Compensation of Directors

All Company directors are also directors of the Bank. During 2004, members of the Board of Directors received fees of $2,500 per month for their services as directors of the Bank, except for the Chairman, who received a fee of $2,875 per month, and Mr. Byrd, who was not compensated for such service. In 2004, each director was awarded 350 shares of restricted Common Stock and 2,500 stock options. Members of the Board of Directors receive no additional compensation for their participation on any committee or for other services as directors of the Company.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes, as of the record date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) the directors of the Company, (iii) the executive officers of the Company identified in the Summary Compensation Table elsewhere herein (“Named Executive Officers”) and (iv) all directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned as of Record Date (1) (2) (3) (4)
Name of Beneficial Owner	Amount		Percentage
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	367,567	(5)	4.78%

IBERIABANK Corporation Employee Stock Ownership Plan Trust 200 West Congress Street Lafayette, Louisiana 70501	398,317	(6)	5.18%

Directors:
Elaine D. Abell	39,789		*
Harry V. Barton, Jr.	33,149		*
Ernest P. Breaux, Jr.	15,250		*
Daryl G. Byrd	209,578		2.69%
John N. Casbon	8,401		*
William H. Fenstermaker	38,641		*
Larrey G. Mouton	157,895		2.04%
Jefferson G. Parker	34,840		*
O. Miles Pollard, Jr.	350		*
E. Stewart Shea III	67,875		*
David H. Welch	—		*

Named Executive Officers who are not Directors:
Michael J. Brown	85,560		1.10%
John R. Davis	94,670		1.22%
Michael A. Naquin	26,839		*
George J. Becker III	66,032		*
Marilyn W. Burch	48,796		*
All directors and executive officers as a group (17 persons)	938,367		11.57%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Unless otherwise indicated, shares are held with sole voting and investment power.

(2)	Includes shares of Common Stock owned directly by directors and executive officers as well as shares held by their spouses, minor children and trusts of which they are trustees. Also includes shares allocated to the accounts of participants in the IBERIABANK Corporation Employee Stock Ownership Plan (“ESOP”) and to executive officers’ accounts in the Bank’s 401(k) retirement plan.

(Footnotes continued on next page)

(3)	Includes all shares that may be acquired upon the exercise of stock options, including those vesting within 60 days of the record date, as follows: 13,129 shares by Ms. Abell; 16,500 shares by Mr. Barton; 5,733 shares by Mr. Breaux; 115,130 shares by Mr. Byrd; 5,751 shares by Mr. Casbon; 12,629 shares by Mr. Fenstermaker; 47,602 shares by Mr. Mouton; 5,032 shares by Mr. Parker; 20,129 shares by Mr. Shea; 53,256 shares by Mr. Brown; 58,256 shares by Mr. Davis; 41,714 shares by Mr. Becker; 18,599 shares by Ms. Burch; 7,000 by Mr. Naquin and 420,460 shares by all directors and executive officers as a group.

(4)	Includes unvested shares held in the Company’s Recognition and Retention Plan (“RRP”) that may be voted by the following persons: 24,427 shares by Mr. Byrd; 12,142 shares by each of Messrs. Brown and Davis; 8,998 shares by Mr. Becker; 7,427 shares by Ms. Burch; and 65,136 shares by all directors and executive officers as a group.

(5)	Shares are as reported in the latest Schedule 13G filed by Goldman Sachs Asset Management, L.P. an investment advisor, which disclaims ownership of any securities managed on its behalf by third parties.

(6)	The IBERIABANK Corporation Employee Stock Ownership Plan Trust was established pursuant to the ESOP. Messrs. Barton, Fenstermaker and Shea act as trustees of the Trust (“Trustees”). As of the record date, 387,983 shares held in the ESOP Trust had been allocated to the accounts of participating employees and 10,334 shares were unallocated. Beneficial ownership of Directors and Named Executive Officers includes their respective shares of this allocation. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions and unallocated shares are voted in the same ratio on any matter as those shares for which instructions are given. The amount of Common Stock beneficially owned by each individual Trustee and by all directors and executive officers as a group does not include the unallocated shares held by the ESOP Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each of the Company’s directors and executive officers, and each beneficial owner of more than ten percent of the Company’s common stock, to file with the SEC an initial report of the person’s beneficial ownership of the Company’s equity securities and subsequent reports regarding changes in such ownership. To the best of the Company’s knowledge each person who was so subject to Section 16(a) with respect to the Company at any time during 2004 filed, on a timely basis, all reports required for the year pursuant to Section 16(a).

CERTAIN TRANSACTIONS

Directors and executive officers of the Company and members of their families, as well as companies with which they or their families are associated, were customers of the Bank in the ordinary course of business during 2004. All loans and commitments to them by the Bank were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned or awarded for services rendered in all capacities for the years indicated, by the individual who served as the Company’s Chief Executive Officer during 2004 and by its other five most highly compensated executive officers.

	Year	Annual Compensation (1)				Long-Term Compensation Awards			All Other Compensation(3)
Name and Principal Position		Salary	Bonus			Restricted Stock Award(s)(2)		No. Securities Underlying Options/SARs
Daryl G. Byrd President and Chief Executive Officer	2004 2003 2002	$368,757 337,077 300,000	$	— 327,750 250,000	(4)	$514,760 599,250 290,500	(5) (6) (7)	35,000 25,000 22,000	22,865 22,606 22,514

Michael J. Brown Sr. Executive Vice President	2004 2003 2002	$201,013 185,000 176,538	$	— 140,000 129,000	(4)	$270,750 344,850 145,250	(8) (9) (10)	16,000 14,500 13,000	22,865 22,606 22,514

John R. Davis Sr. Executive Vice President	2004 2003 2002	$201,013 185,000 176,538	$	— 140,000 129,000	(4)	$270,750 344,850 145,250	(8) (9) (10)	16,000 14,500 13,000	22,865 22,606 22,514

Michael A. Naquin (11) Sr. Executive Vice President	2004	$157,586		$50,000		$880,500	(12)	35,000	—

George J. Becker III Executive Vice President & Secretary	2004 2003 2002	$172,082 160,000 143,077		$62,000 110,000 95,000		$114,000 137,940 187,600	(13) (14) (10)	13,500 13,000 7,000	22,175 22,036 22,153

Marilyn W. Burch Executive Vice President	2004 2003 2002	$152,015 140,000 129,038		$55,000 97,000 95,000		$142,500 229,900 162,190	(15) (16) (10)	12,000 8,000 12,000	19,441 19,432 17,141

(1)	Other annual compensation in the form of perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer in 2004, 2003 or 2002 and as such, is not included in this table.

(2)	Reflects the value of shares of restricted stock granted as of the date of each grant. Such restricted stock vests over seven years from the date of grant. Cash dividends on restricted stock are paid to the RRP Trust on behalf of the individual.

(3)	Represents the fair market value of the shares of Common Stock allocated to the named individual’s account pursuant to the ESOP as of the date of the allocation, plus any cash allocation. The most recent year is based on current available estimates and may be adjusted.

(4)	See “Report of the Compensation Committee.”

(5)	Represents 8,500 shares of restricted Common Stock granted in 2004, which had the indicated value on the date of grant and a fair market value of $564,060 on December 31, 2004.

(6)	Represents 15,000 shares of restricted Common Stock granted in 2003, which had the indicated value on the date of grant and a fair market value of $885,000 on December 31, 2003.

(7)	Represents 10,000 shares of restricted Common Stock granted in 2002, which had the indicated value on the date of grant and a fair market value of $401,600 on December 31, 2002.

(8)	Represents 4,750 shares of restricted Common Stock granted in 2004, which had the indicated value on the date of grant and a fair market value of $315,210 on December 31, 2004.

(Footnotes continued on next page)

(9)	Represents 7,500 shares of restricted Common Stock granted in 2003, which had the indicated value on the date of grant and a fair market value of $442,500 on December 31, 2003.

(10)	Represents 5,000 shares of restricted Common Stock granted in 2002, which had the indicated value on the date of grant and a fair market value of $200,800 on December 31, 2002.

(11)	Mr. Naquin was hired as Senior Executive Vice President in March 2004 and received a signing bonus and other long-term incentives at that time.

(12)	Represents 15,000 shares of restricted Common Stock granted in 2004, which had the indicated value on the date of grant and a fair market value of $995,400 on December 31, 2004.

(13)	Represents 2,000 shares of restricted Common Stock granted in 2004, which had the indicated value on the date of grant and a fair market value of $132,720 on December 31, 2004.

(14)	Represents 3,000 shares of restricted Common Stock granted in 2003, which had the indicated value on the date of grant and a fair market value of $177,000 on December 31, 2003.

(15)	Represents 2,500 shares of restricted Common Stock granted in 2004, which had the indicated value on the date of grant and a fair market value of $165,900 on December 31, 2004.

(16)	Represents 5,000 shares of restricted Common Stock granted in 2003, which had the indicated value on the date of grant and a fair market value of $295,000 on December 31, 2003.

Stock Options

In 2004, the Named Executive Officers were granted options to purchase 127,500 shares of Common Stock at an exercise price of $57.00 – $60.56 per share. In each case the exercise price was based on the fair market value of the Common Stock on the date of grant.

The following table sets forth certain information concerning the grant of stock options to the Named Executive Officers during 2004.

Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
					5% ($)	10% ($)
Daryl G. Byrd	35,000	13.82%	$60.56	3/16/14	$1,304,271	$3,331,995
Michael J. Brown	16,000	6.32%	57.00	4/29/14	560,422	1,432,437
John R. Davis	16,000	6.32%	57.00	4/29/14	560,422	1,432,437
Michael A. Naquin	35,000	13.82%	58.70	3/29/14	1,332,886	3,339,002
George J. Becker III	13,500	5.33%	57.00	4/29/14	472,856	1,208,619
Marilyn W. Burch	12,000	4.74%	57.00	4/29/14	420,317	1,074,328

(1)	Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend, in part, on the future performance of the Common Stock, the option holder’s continued employment throughout the option period and the date on which the options are exercised.

The following table sets forth information concerning the value of stock options held at December 31, 2004 by the Named Executive Officers.

	Shares Acquired on Exercise	Value Realized(1)	Number of Unexercised Options at Year End		Value of Unexercised In-The-Money Options at Year End (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Daryl G. Byrd	—	$—	92,944	105,556	$3,995,134	$2,927,451
Michael J. Brown	—	—	42,556	51,944	2,019,365	1,587,370
John R. Davis	—	—	47,556	51,944	2,248,665	1,582,370
Michael A. Naquin	—	—	—	35,000	—	268,100
George J. Becker III	—	—	34,528	40,972	1,677,766	1,229,144
Marilyn W. Burch	1,000	48,070	11,728	29,272	468,276	732,244

(1)	Based upon the difference between the fair market value of the Common Stock underlying the options at exercise date and the exercise price of the options.

(2)	Calculated by determining the difference between the fair market value of the Common Stock underlying the options at December 31, 2004 ($66.36 per share) and the exercise price of the options. An option is in the money if the fair market value of the underlying security exceeds the exercise price of the option.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of December 31, 2004.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining and available for future issuance (1)
Plans approved by shareholders	1,452,087	$32.70	359,854
Plans not approved by shareholders (2) (3)	29,300	$34.54	9,953

Total	1,481,387	$32.73	369,807

(1)	The table does not include information about the shares proposed to be authorized under the IBERIABANK Corporation 2005 Stock Incentive Plan. See “Proposal III – Approval of the IBERIABANK Corporation 2005 Stock Incentive Plan” on page 20 of this proxy statement.

(2)	The Supplemental Stock Option Plan of 1999 was established for the purpose of improving the growth and profitability of the Company and subsidiary companies by providing employees and consultants with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward employees and consultants for outstanding performance and the attainment of targeted goals. The aggregate number of shares authorized for issuance pursuant to this plan was 24,999.

(3)	Stock Purchase Warrants are included in this total and represent warrants to purchase 24,300 shares of Common Stock at weighted average exercise price of $37.94. These warrants were assumed in connection with the acquisition of Alliance Bank of Baton Rouge in February 2004. No subsequent awards of such warrants may be made.

AGREEMENTS WITH MANAGEMENT

In July 2001, the Company entered into a three-year employment agreement with Daryl G. Byrd that is automatically renewed for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary the Company gives notice that it will not be renewed. If his employment is terminated for other than Cause, as defined, disability, retirement or death, or if Mr. Byrd terminates his employment for Good Reason, as defined, he will be entitled to severance payments equal to the greater of one year’s compensation or his compensation for the remaining term of the agreement. If his employment is terminated by him within 30 days of a Change in Control of the Company, as defined, or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by the Company without Cause within three years of a Change in Control, he will receive the greater of (i) his salary for the remaining term of the agreement, (ii) twice his salary, or (iii) his “Code 280G Maximum,” defined generally as 2.99 times his average compensation over the previous 5 years. In addition, he will be entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment.

In October 2000, the Company entered into separate Change in Control Severance Agreements with John R. Davis, Michael J. Brown, George J. Becker III and Marilyn W. Burch providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of the Company, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In March 2004, the Company entered into a separate Change in Control Severance Agreement with Michael A. Naquin. The severance payment is 100% in the case of Mr. Davis, Mr. Brown and Mr. Naquin; and 70% in the case of Mr. Becker and Ms. Burch, of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at Company expense for 39 months following termination of employment. The Company will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement.

The Company has entered into indemnification agreements with Daryl G. Byrd, Michael J. Brown and Michael A. Naquin providing for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as officers of the Company. Following a Change in Control, as defined, all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential Change in Control, the Company must create a trust for the benefit of the indemnitees, which upon a Change in Control may not be revoked or the principal thereof invaded without the indemnitees’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnitees be provided with maximum coverage if there is such insurance.

REPORT OF THE COMPENSATION COMMITTEE

The mission of the Compensation Committee (the “Committee”) is to assure that compensation programs for Company executives are effective in attracting and retaining executives, link pay to performance, are reasonable in light of Company economics and the relevant practices of other, similar companies, and are administered fairly and in the shareholders’ interests. The Committee acts on behalf of the Board of Directors in setting executive compensation policy, administering Board approved plans, approving benefit programs and making decisions for the Board with respect to the compensation of Company executives.

The goals of the Committee are to assist the Company and the Bank in attracting and retaining highly qualified management, motivating executives to achieve performance goals, rewarding management for outstanding performance and ensuring that the financial interests of management and shareholders are aligned.

The Committee held eight meetings during fiscal year 2004.

Overview. The Company’s compensation program for executive officers is designed to attract, retain, and motivate superior executive talent and to align a significant portion of each officer’s total compensation with the performance of the Company and the interests of its shareholders.

The Company maintains a performance-based compensation program for its senior executive officers. When performance is considered to have been exceptional, rewards can be above average / median labor market values, approaching or exceeding the 75th percentile of the labor market, as determined by the Committee’s independent consultant. When performance falls short of expectations, there may be no incentive compensation awards.

The Company has implemented a competitive total compensation program for executive officers composed of the following elements discussed below: base salary, annual bonus, and long-term incentive compensation.

Base Salary. Executive base salaries reflect the Company’s operating philosophy, culture and business direction with each salary determined subjectively by the skills, experience and performance level of the individual executive, and the needs and resources of the Company. Base salaries are targeted to median labor market levels based on reviews of published salary surveys and peer company compensation conducted by an independent compensation consulting firm. The Committee believes that the Company’s most direct competitors for executive talent are not necessarily restricted to those companies that are included in the industry index used to compare shareholder returns, but encompass a broader group of companies engaged in the recruitment and retention of executive talent in competition with the Company. Thus, the compensation peer group is not the same as, and is broader than, the companies comprising the SNL $1 Billion - $5 Billion Index in the graph under the Proxy Statement caption “Comparison of Five-Year Cumulative Total Returns.”

Annual Bonus. Annual bonuses may be earned by executive officers and other key employees. Payments are discretionary and are based on the overall performance of the Company. Annual bonus targets and goals for the CEO are recommended by the Committee’s independent consultant. The CEO recommends annual bonus targets and goals for other participants. The targets and goals incorporate the achievement of the current business plan projections and / or performance relative to other high performing banks. These goals may include, but are not limited to, earnings per share (“EPS”), EPS growth, balance sheet management, credit quality, operating efficiency, total shareholder return (stock price appreciation plus dividends), return on equity or return on average tangible equity, return on assets or return on average tangible assets, as well as the achievement of non-financial management business objectives. The mix and weighting of the targets and goals vary and are subjectively determined. The level of achievement determines the level of bonus. The maximum payout is two times the annual bonus target.

Long-Term Incentive. In 2001, the Board adopted and shareholders approved the IBERIABANK Corporation 2001 Incentive Compensation Plan (“2001 Plan”). In 2003, the Board adopted and shareholders approved an amendment to the 2001 Plan that increased the number of shares available under the 2001 Plan by 600,000 shares, to a total of 1,100,000 shares, subject to future adjustments as provided in the 2001 Plan.

The 2001 Plan is designed to instill the economic incentives of ownership, create management incentives to improve shareholder value and, through the use of vesting periods (generally 5 to 7 years), encourage executives to remain with the Company and focus on long-term results. The Committee awards incentive stock options, non-qualified stock options and shares of restricted stock to qualifying participants with the type of award and number of shares awarded varying according to each participant’s current and expected contributions, position responsibility, salary, prior awards, and recent performance results.

The Committee limits the maximum number of shares that may be awarded to any individual in any calendar year to 50,000. In addition, the total number of shares that may be awarded as restricted stock under the 2001 Plan are limited to no more than 40% of the shares that are available for grant thereunder.

The grant of stock options and restricted stock is designed to align the interests of executive officers with those of shareholders in the Company’s long-term performance. Stock options granted have exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through long-term appreciation in the fair market value of the underlying shares. Stock options are generally granted on an annual basis if warranted by the Company’s performance. Awards of restricted stock are granted in recognition of exceptional Company and individual performance. Repricing of previously granted stock options is not permitted.

Compensation of the Chief Executive Officer. The Committee and Board of Directors determined the compensation for Daryl G. Byrd, President and Chief Executive Officer (“CEO”), for 2004. Continuing to recognize the CEO’s leadership in building a highly talented management team and in driving the Company forward with superior operational and financial performance as well as shareholder returns, Mr. Byrd’s base salary was increased to $410,000 – less than the competitive labor market median as determined by the Committee’s independent consultant. In January 2005, Mr. Byrd and the Company’s four Senior Executive Vice Presidents advised the Committee and the Board that, in light of a credit issue that arose in late 2004, they would forgo any annual bonus for 2004 to offset the loss resulting from this problem credit. Accordingly, the Committee gave no consideration to any bonus award for this group of executives for 2004. See the “Summary Compensation Table” in the Proxy Statement.

During 2004, Mr. Byrd was awarded 35,000 stock options and 8,500 shares of restricted stock under the 2001 Plan. The stock options vest in equal installments over a five-year period starting with the first anniversary of the grant and expire on the tenth anniversary of the grant. The restricted stock award vests in equal installments over a seven-year period starting with the first anniversary of the grant. These awards reflected the CEO’s performance described above as well as the Committee’s and Board’s recognition of current and expected future contributions by Mr. Byrd to the Company’s success and continuing creation of shareholder value.

The CEO compensation program described above positioned Mr. Byrd’s 2004 total direct compensation (salary plus bonus plus present value of long-term incentives) toward the 75th percentile of the labor market for similar sized, high performing banks, as determined by the Committee’s independent consultant.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code subjects public companies to limits on the deductibility of certain executive compensation. It limits deductible executive compensation to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation under plans approved by shareholders. The 2001 Plan, as approved by shareholders, is intended to qualify those awards that would be considered performance-based for exemption under Section 162(m). The Committee will continue to examine the impact of the deductibility limit on the Company and the executive group to determine when and if other aspects of the executive compensation program are affected by the limit and the appropriate actions necessary for the best interests of shareholders.

Committee Governance. The Compensation Committee will continue to review and evaluate executive compensation programs at least annually. When and where appropriate, the Committee will consult with its independent compensation consultant and its other advisors with respect to the proper design of programs to achieve the Company’s strategic business objectives and balance the interests of shareholders.

Following review and approval by the Committee, all issues pertaining to executive compensation policies and programs as well as recommendations on CEO compensation are submitted to the full Board of Directors for its approval.

E. Stewart Shea III, Chairman

Harry V. Barton, Jr.

William H. Fenstermaker

O. Miles Pollard, Jr.

PERFORMANCE GRAPH

The following graph, which was prepared by SNL Financial LC (“SNL”), compares the cumulative total return on the Common Stock over a measurement period beginning December 31, 1999 with (i) the cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) Composite Index (for United States companies) and (ii) the cumulative total return on the stocks included in the SNL $1 Billion-$5 Billion Bank Index. All of these cumulative returns are computed assuming the quarterly reinvestment of dividends paid during the applicable period.

Index for the Period Ending	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
IBERIABANK Corporation	100.00	164.75	214.59	318.63	476.75	545.77
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL $1B-$5B Bank Index	100.00	113.48	137.88	159.16	216.44	267.12

The Common Stock of the Company is traded on the NASDAQ National Market under the “IBKC” ticker symbol. The stock price information shown on the previous page is not necessarily indicative of future price performance. Information used was obtained by SNL from sources believed to be reliable. The Company is not responsible for any errors or omissions in such information.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the listing standards of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, as adopted by the Board of Directors of the Company. A copy of the Audit Committee Charter, as amended in 2004, is attached as Exhibit A to the Company’s proxy statement for the 2005 Annual Meeting of Shareholders. This is a report on the Committee’s activities relating to fiscal year 2004.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2004 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, underlying estimates and significant judgments used in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee reviewed the audited financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles, and discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the matters required to be communicated by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, and their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

The Audit Committee also considered the compatibility of non-audit services with the independent auditors’ independence. In assessing requests for services by the independent auditors, the Audit Committee considers whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company and whether the services could enhance the Company’s ability to manage or control risk or improve audit quality.

The Audit Committee discusses with the Company’s internal auditor and the independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditor and the independent auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting. The Audit Committee discusses with management, the internal auditor and the independent auditors the internal audit function’s organization, responsibilities, budget and staffing. Both the internal auditors and independent auditors have unrestricted access to the Audit Committee. The Committee held 14 meetings during fiscal year 2004.

The Audit Committee received reports throughout the year on the progress of the review of the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee will continue to obtain updates by management on the process and will review management’s and the independent registered auditors’ evaluation of the Company’s system of internal controls included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission (“SEC”).

The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent auditors and management prior to the release of Company quarterly and annual financial information or the filing of any such information with the SEC. In reliance on the reviews and discussions referred to above, the Audit Committee also recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Audit Committee appointed, subject to shareholder ratification, the independent auditors for the fiscal year ending December 31, 2005.

Harry V. Barton, Jr., Chairman

Ernest P. Breaux, Jr.

Jefferson G. Parker

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Report of the Compensation Committee, the stock price Performance Graph and the Report of the Audit Committee shall not be incorporated by reference in any such filings.

PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors of the Company, subject to shareholder ratification, has appointed the firm of Castaing, Hussey & Lolan, LLC, independent certified public accountants, to serve as the Company’s principal auditors and to perform the audit of the financial statements for the fiscal year ending December 31, 2005 and further directed that the selection of auditors be submitted for ratification by the shareholders at the Meeting.

Representatives of Castaing, Hussey & Lolan, LLC will be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

Shareholder ratification of the selection of Castaing, Hussey & Lolan, LLC as the Company’s independent public accountants is not required by the Company’s Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Castaing, Hussey & Lolan, LLC to the shareholders for ratification as a matter of good corporate practice. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the shareholders’ best interests.

Audit Fees and Other Matters

Castaing, Hussey & Lolan, LLC provided audit services to the Company consisting of the annual audit of the Company’s 2003 and 2004 consolidated financial statements contained in the Company’s Annual Reports on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for 2004. Castaing, Hussey & Lolan, LLC did not provide any services related to the financial information systems design/implementation or internal audit outsourcing to the Company during 2003 and 2004.

The following table shows the aggregate fees billed to the Company for professional services by Castaing, Hussey & Lolan, LLC in fiscal years 2003 and 2004. It includes fees of $12,410 billed to the

Company for fiscal year 2003 that were received and paid subsequent to the Proxy Statement furnished in connection with the 2004 Annual Meeting of Shareholders.

Fee Category	Fiscal Year 2004	% of Total	Fiscal Year 2003	% of Total
Audit Fees	$145,900	59%	$127,480	62%
Audit-Related Fees	$70,943	29%	$49,913	24%
Tax Fees	$28,190	11%	$25,642	12%
All Other Fees	$3,570	1%	$3,510	2%

Total Fees	$248,603	100%	$206,545	100%

Audit Fees. These are fees related to professional services rendered in connection with the audit of the Company’s annual financial statements, reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.

Audit-Related Fees. These fees consisted primarily of audits of employee benefit plans, specific internal control process reviews and consultations regarding accounting and financial reporting.

Tax Fees. These are fees billed for professional services related to tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns.

All Other Fees. These are fees for all other permissible services that do not meet the above category descriptions.

Pre-approval Policy

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Castaing, Hussey & Lolan, LLC. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. Pre-approved services for 2004 and 2003 included only those non-audit services described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE

COMPANY’S SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION

OF CASTAING, HUSSEY & LOLAN, LLC AS INDEPENDENT AUDITORS OF THE

COMPANY

PROPOSAL III – APPROVAL OF THE

IBERIABANK CORPORATION 2005 STOCK INCENTIVE PLAN

The Board of Directors adopted the IBERIABANK Corporation 2005 Stock Incentive Plan (the “2005 Plan”) effective March 21, 2005, subject to shareholder approval at the Meeting. Below is a summary of the principal provisions of the 2005 Plan and its operation. A copy of the 2005 Plan is set forth in full in Exhibit B to this Proxy Statement, and the following description of the 2005 Plan is qualified in its entirety by reference to that Exhibit.

Background

The Board of Directors has adopted the 2005 Plan as the preferred vehicle for making future awards of share-based incentive compensation to eligible employees, consultants, and directors of the Company and its affiliates.

If the 2005 Plan receives shareholder approval, the Company will register with the SEC (on a Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended) the 450,000 shares of Common Stock that would be issuable under the 2005 Plan.

In addition to the 2005 Plan, the Company has adopted the following stock incentive plans that will remain in effect if the 2005 Plan receives shareholder approval: (i) 1996 Stock Option Plan, (ii) Recognition and Retention Plan, (iii) 1999 Stock Option Plan, (iv) Supplemental Stock Option Plan, and (v) the 2001 Incentive Compensation Plan. The following table shows the number of shares of Common Stock authorized under each of such plans and the number of shares that are available for grant or award as of the record date of March 29, 2005.

	Shares Authorized	Shares Available
Plans:
1996 Stock Option Plan	738,067	2,853
Recognition & Retention Plan	313,926	986
1999 Stock Option Plan	300,000	571
1999 Supplemental Stock Option Plan	24,999	9,953
2001 Incentive Compensation Plan	1,100,000	178,469

Total	2,476,992	192,832

The Board of Directors believes that the 2005 Plan is critical to attract, retain and motivate employees, consultants, and directors of the Company and its affiliates. The Board believes that the Company needs the flexibility both to have shares available for future equity-based Awards, and to make future Awards in forms other than stock options. Before making any future Awards, the Company will carefully consider the financial expense arising from Awards as a result of newly adopted financial standards. These new rules generally apply to the Company as of July 1, 2005.

In adopting the 2005 Plan, the Board of Directors also considered the following factors, among others:

•	In 1995, the Company converted from a mutual to a stock financial institution. Subsequent to the stock conversion and pursuant to federal regulations, incentive stock awards of 14% of the then outstanding shares were made to members of management and the Board of Directors. These awards were primarily based on prior service, not current and future performance.

•	Beginning in late 1999, the current Chief Executive Officer assembled a new management team which changed the strategic direction of the Company. To the extent that their predecessors have not exercised previously granted stock options, a period of “double counting” has resulted.

•	The Board of Directors believes that the new management team and strategic hires have required appropriate incentives to deliver earnings and balance sheet growth, the result of which has been a significant improvement in the Company’s stock price over the last five years both in absolute terms and relative to various indices. See “Performance Graph.”

•	Few of the Company’s current senior officers have exercised vested stock options despite the improvement in the stock price. As a result, decreases in outstanding stock options have not occurred.

•	Over the past several years, the Company has generated excess capital due to earnings growth and a declining dividend payout ratio (i.e., earnings growth exceeded dividend growth). This excess capital generation has enabled the Company since 2000 to repurchase shares of Common Stock in the open market, thus reducing shares outstanding and increasing shares underlying incentive awards as a percentage of shares outstanding.

•	Historically, the Company has tended to favor cash acquisitions. As a result, shares of Common Stock outstanding have remained relatively low in relation to the expanded size of the consolidated Company.

The Board recognized that these factors and others have caused outstanding long-term incentive awards to be higher than peer levels. The Board determined this level of awards and the proposed 2005 Plan to be appropriate and in the best interests of the Company and its shareholders based on the Company’s operating results, financial condition and returns to shareholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present, or represented, and entitled to vote at the Meeting is required for approval of Proposal III. See “Voting.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE COMPANY’S SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2005 PLAN.

Description of the 2005 Plan

General. Employees, consultants and directors of the Company and its affiliates may be granted Awards, though only employees may receive stock options classified as “incentive stock options” (also known as “ISOs”). Following the Meeting, if all nominees for director are elected, the Company will have 10 directors and approximately 690 employees eligible to receive Awards under the 2005 Plan.

A maximum 450,000 of shares of Common Stock may be made the subject of Awards under the 2005 Plan, with no more than forty percent (40%) being available for Awards in a form other than stock options and share appreciation rights (“SARs”). No director, officer, or other employee may be granted options with respect to more than 50,000 shares of Common Stock per calendar year; however, that number of shares may be adjusted in the event of certain changes in the capitalization of the Company. The closing sale price of Common Stock as reported on the NASDAQ Stock Market on March 31, 2005, was $56.26 per share.

The 2005 Plan will be administered by a committee of at least three directors (the “Committee”), each of whom will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee will have authority, subject to the terms of the 2005 Plan, to determine when and to whom to make grants under the 2005 Plan, the type of Award and the number of shares to be covered by the grants, the fair market value of shares, the terms of the grants, which include the exercise price of the shares of Common Stock covered by options, any applicable vesting provisions, and conditions under which Awards may be terminated, expired, cancelled, renewed or replaced, and to construe and interpret the terms of the 2005 Plan and Awards. Subject to applicable law, the Committee may delegate administrative functions to officers or other designated employees of the Company or its affiliates. Initially, the Committee will be the Compensation Committee of the Board of Directors.

Options. Options granted under the 2005 Plan provide participants with the right to purchase shares at a predetermined exercise price. The Committee may grant ISOs and non-ISOs; provided that ISO treatment is not be available for options that become first exercisable in any calendar year for shares that have a value exceeding $100,000 (based upon the fair market value of the shares on the option grant date).

SARs. A SAR generally permits a participant to receive, upon exercise, shares equal in value to the excess of (i) the fair market value, on the date of exercise, of the shares with respect to which the SAR is being exercised, over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs; No Repricings. The per share purchase price under each option or SAR granted shall be established by the Committee at the time the option or SAR is granted. However, the per share purchase price for non-ISOs shall not be less than 100% of the fair market value (generally, the current price reflected in trading on the NASDAQ Stock Market, which is the Company’s principal trading market) of a share of Common Stock on the date the option is granted. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares subject to the Award for participants who own more than 10% of the Company’s outstanding shares on the grant date. For ISOs granted to other participants and for options intended to be exempt from Code Section 162(m) limitations, the exercise price may not be less than 100% of the fair market value of the underlying shares on the grant date. The 2005 Plan does not permit the repricing of options.

Exercise of Options and SARs. Each option granted pursuant to the 2005 Plan will be for such term as determined by the Committee; provided, however, that no option will be exercisable sooner than one year nor more than 10 years from the date it was granted (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares). To the extent exercisable in accordance with the agreement evidencing the grant, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares, and cashless exercise under a program the Committee approves.

Subject to the terms of the agreement evidencing an option grant, the option may be exercised during the six-month period after the optionee retires, during the one-year period after the optionee’s termination of service due to death or permanent disability, and during the 90-day period after the optionee’s termination of employment without cause (but in no case later than the termination date of the option). Forfeiture occurs on termination for cause. The agreement evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to the option upon a termination or change in status of the employment or service of the option holder. All SARs are to be settled in shares of the Company’s Common Stock and will be counted in full against the number of shares available for award under the 2005 Plan, regardless of the number of exercise gain shares issued upon settlement of the SARs.

Restricted Shares, Restricted Share Units, Unrestricted Shares, and Deferred Share Units. Under the 2005 Plan, the Committee may grant restricted shares that are forfeitable unless and until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares after certain vesting requirements are met, and may grant unrestricted shares as to which the participant’s interest is immediately vested. For restricted share Awards, the 2005 Plan provides the Committee with discretion to determine the terms and conditions under which a participant’s interest in an Award becomes vested. The 2005 Plan provides for deferred share units in order to permit certain directors, consultants, or select members of management to defer their receipt of compensation payable in cash or shares (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares.

Whenever shares are released pursuant to Awards under the 2005 Plan, the recipient will be entitled also to receive additional shares that reflect any stock dividends that the Company’s common shareholders receive between the date of the Award and issuance or release of the shares. Likewise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s common shareholders during the same period.

Performance-based Awards. The 2005 Plan authorizes the Committee to grant performance-based Awards in the form of performance units that the Committee may, or may not, designate as “Performance Compensation Awards” intended to be exempt from Code Section 162(m) limitations. In either case, Performance Compensation Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company, or any affiliate. Performance Compensation Awards are payable in shares, cash, or some combination of the two; subject to an individual participant limit of $3 million and 50,000 shares per performance period. The Committee may decide the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the 2005 Plan requires that the Committee specify in writing the performance period to which a Performance Compensation Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance-based measures and formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code Section 162(m).

Under the 2005 Plan, the possible performance-based measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenues; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measures; economic value added; working capital; credit quality measurements (such as net charge-offs, the ratio of non-performing assets to total assets, and loan loss allowances as a percentage of nonperforming assets); total shareholder returns; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance-based measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding. As a condition for the issuance of shares pursuant to Awards, the 2005 Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the Awards or the issuance of shares.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members, or related trusts, or as otherwise approved by the Committee for a select group of management or other highly compensated employees.

Certain Corporate Transactions. The Committee may equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the 2005 Plan but as to which no Awards have yet been granted or that have been returned to the 2005 Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the 2005 Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution will not require the consent of any recipient of Awards previously granted awards pursuant to the 2005 Plan. Notwithstanding the foregoing, the Committee may not cancel an outstanding option that is not in-the-money for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement Award of a different type.

In addition, in the event or in anticipation of a Change in Control (as defined in the 2005 Plan), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any participant with respect to his or her outstanding Awards (except to the extent an agreement evidencing an Award provides otherwise), take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent Award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of Awards for any period (and may provide for termination of unexercised options and SARs at the end of that period) so that Awards will vest (and, to the extent applicable, become exercisable) as to the shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares issued upon exercise of an Award shall lapse as to the shares subject to such repurchase right; or (iii) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding Awards.

Notwithstanding the above, in the event a participant holding an Award assumed or substituted by a successor corporation in a Change in Control is Involuntarily Terminated (as defined in the 2005 Plan) by the successor corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated participant at the time of termination will accelerate and become fully vested (and exercisable in full in the case of options and SARs), and any repurchase right applicable to any shares will lapse in full. The acceleration of vesting and lapse of repurchase rights will occur immediately prior to the effective date of the participant’s termination.

In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. If the Company dissolves or liquidates, all Awards will immediately terminate, subject to the ability of the Board to exercise any discretion that the Board of Directors may exercise in the case of a Change in Control.

Term of the 2005 Plan; Amendments or Termination. The Board of Directors of the Company has the power to terminate, amend, alter, suspend, or discontinue the 2005 Plan at any time. If the Board of Directors does not take action to earlier terminate the 2005 Plan, it will terminate on March 21, 2015. Certain amendments may require the approval of the Company’s shareholders. No amendment, suspension, or termination of the 2005 Plan will materially and adversely affect Awards that previously had been granted without the written consent of the holders of those Awards unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the participant and the Committee. Notwithstanding the foregoing, the Committee may amend the 2005 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected Federal Income Tax Consequences. The following is a general discussion of certain current U.S. federal income tax consequences relating to Awards granted under the 2005 Plan. This discussion does not address all aspects of U.S. federal income taxation, does not discuss state, local and foreign tax issues and does not discuss considerations applicable to a holder who is, with respect to the

United States, a non-resident alien individual. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of the existing laws, regulations and rulings which could be altered materially with enactment of any new tax legislation.

Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that participants recognize pursuant to Awards (subject to the participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m)). For participants, the expected U.S. tax consequences of Awards are as follows:

•	Non-ISOs. A participant will not recognize income at the time a non-ISO is granted. At the time a non-ISO is exercised, the participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares issued to the participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•	ISOs. A participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (ii) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

•	Share Appreciation Rights. A participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the participant must recognize taxable compensation income in an amount equal to the value of any shares that the participant receives.

•	Restricted Shares, Restricted Share Units, Deferred Share Units, Performance Awards, and Unrestricted Shares. In general, a participant will not recognize income at the time of grant of restricted shares, restricted share units, deferred share units or Performance Compensation Awards, unless the participant elects with respect to restricted shares or restricted share units to accelerate income taxation to the date of the award. In this event, a participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a participant must recognize taxable compensation income equal to the value of any cash or unrestricted shares that the participant receives. The same tax consequences apply to Performance Compensation Awards and Awards of unrestricted shares.

•

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, and the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not performance-based” within the meaning of Code Section 162(m) in certain circumstances. The 2005 Plan is designed to permit

Performance Compensation Awards that qualify as performance-based compensation for this purpose.

•	New Plan Benefits. No stock options or other Awards have been, or will be, granted under the 2005 Plan prior to approval by the Company’s shareholders.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy materials relating to the next annual meeting of shareholders must be in compliance with Rule 14a-8 under the 1934 Act and received at the principal executive offices of the Company, 200 West Congress Street, Lafayette, Louisiana 70501, Attention: George J. Becker III, Secretary, no later than December 12, 2005. With respect to the 2006 annual meeting, if the Company is not provided notice of a shareholder proposal by December 12, 2005, it will not be included in the Company’s proxy statement and form of proxy.

Shareholder proposals which are not submitted for inclusion in the Company’s proxy materials may be brought before an annual meeting pursuant to Article 9D of the Company’s Articles of Incorporation, which provides that the shareholder must give timely notice thereof in writing to the Secretary of the Company, setting forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company’s capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have). To be timely with respect to the annual meeting of shareholders to be held in 2006, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company no later than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, or March 12, 2006. With respect to the 2006 annual meeting, if the Company does not receive a shareholder’s notice by such date, proxy holders will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

OTHER MATTERS

Management is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named therein will vote such proxies as determined by a majority of the Board of Directors.

By Order of the Board of Directors

/s/ George J. Becker III
George J. Becker III
Secretary

Lafayette, Louisiana

April 11, 2005

EXHIBIT A

IBERIABANK CORPORATION

AUDIT COMMITTEE CHARTER

This Audit Committee Charter has been amended and restated as of August 11, 2004. The Audit Committee shall review and reassess this Charter annually and recommend any proposed changes to the Board of Directors for approval.

Purpose

The Audit Committee is appointed by the Board of Directors of IBERIABANK Corporation (the “Company”) to assist in monitoring:

•	the integrity of the financial statements of the Company,

•	the independent auditors’ qualifications and independence,

•	the performance of the Company’s internal audit function and independent auditors, and

•	the compliance by the Company with legal and regulatory requirements.

The function of the Audit Committee is oversight. Management of the Company is responsible for the preparation and integrity of the Company’s financial statements. Management also is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and performing proper audits, including an audit of the Company’s annual consolidated financial statements filed on Form 10-K, and other procedures, including a review of each quarterly report on Form 10-Q.

Committee Membership

The Audit Committee will be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as defined in applicable rules of the Securities and Exchange Commission and the NASD. The members will be free from any financial, family or other material personal relationship that, in the opinion of the Board or Audit Committee members, would interfere with the exercise of his or her independence from management and the Company. All members of the Audit Committee will be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

The members of the Audit Committee and the Committee Chairperson shall be appointed by the Board of Directors. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management (including the Chief Executive Officer and Chief Financial Officer), the Internal Audit Manager, the Corporate Controller, and the independent auditors, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem necessary or appropriate. The Audit Committee may request any officer or other employee of the Company or the Company’s outside or general counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Authority and Responsibilities

The Audit Committee shall have the sole authority to select, appoint, retain and, if necessary, replace the independent auditors. The Audit Committee shall be directly responsible for the evaluation, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting. The Audit Committee shall review and evaluate the performance of the independent auditors and review with the full Board of Directors any proposed discharge of the independent auditors.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditors. The Audit Committee shall not engage the independent auditors to perform specific non-audit services proscribed by law or regulation. The Audit Committee may also consider, with management, the rationale for employing audit firms other than the principal independent auditors. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of:

•	compensation to any independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company,

•	compensation to any advisors employed by the Company as authorized under this Charter, and

•	ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out its duties.

The Audit Committee shall make regular reports to the Board of Directors. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance and prepare or approve an agenda for the ensuing year or review and approve the agenda submitted by the Internal Audit Manager.

The Committee shall consider any changes that are necessary as a result of new laws or regulations. The Audit Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditors the annual audited financial statements and related footnotes, including disclosures made in management’s discussion and analysis.

•	Review and discuss the independent auditors’ audit of the financial statements and their report thereon.

•	Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its quarterly reports on Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements.

•	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

•	Review and discuss with management and the independent auditors any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•	Review and discuss with management (including the Internal Audit Manager) and the independent auditors the Company’s internal controls report and the independent auditors’ attestation of the report prior to the filing of the Company’s annual reports on 10-K.

•	Review and discuss with any public accounting firm that performs an audit of the Company:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

•	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Inquire of management, the Internal Audit Manager, and the independent auditors about significant risks or exposure and the steps management has taken to monitor and control such exposures.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS 61”) relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review with management the policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or independent auditors.

Oversight of Relationship with the Independent Auditors

•	Review and evaluate the lead partner of the independent auditor team.

•	Ensure the rotation of the audit partner as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit. Discuss any significant changes required in the independent auditors’ audit plan.

•	Receive from the independent auditors a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1.

•	Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors.

•	Take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditors.

Oversight of Internal Audit Function

•	Review and concur the appointment, replacement, reassignment, and dismissal of the Internal Audit Manager. Periodically assess the performance of the Internal Audit Manager and the Internal Audit department.

•	Review with the independent auditors, the Corporate Controller, and the Internal Audit Manager, the audit scope and plan of the internal auditors and the independent auditors. Address the coordination of audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

•	Review with management and the Internal Audit Manager:

•	significant findings on internal audits during the year and management’s responses thereof,

•	any difficulties the internal audit team encountered in the course of their audits, including any restrictions on the scope of their work or access to required information,

•	any changes required in the scope of their internal audit,

•	the internal auditing department budget and staffing,

•	the internal auditing department charter, and

•	Internal Auditing’s compliance with the Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

Compliance Oversight Responsibilities:

•	Periodically review the Company’s code of ethics to ensure that it is adequate and up-to-date. Review with the Company’s general or outside counsel the results of their review of the monitoring of compliance with the Company’s code of ethics.

•	Review procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Review any complaints that might have been received, current status, and resolution if one has been reached.

•	Discuss with management and the independent auditors any correspondence from regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s general or outside counsel and the Internal Audit Manager any legal or regulatory matters that may have a material impact on the financial statements or the Company’s compliance policies and internal controls.

Audit Committee Report

A report from the Audit Committee will be included in the annual proxy statement disclosing whether a written charter was adopted and, if so, a copy of the charter will be included at least every three years. In addition the report must include the names of all committee members and whether the committee:

•	reviewed and discussed the audited financial statements with management,

•	discussed with the independent auditors matters requiring discussion by SAS 61,

•	received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1, and discussed with the auditors their independence, and

•	based on the above, recommended to the full Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

Related Party Transactions

The Audit Committee will conduct an appropriate review of all related party transactions (i.e., transactions required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404) for potential conflict of interest situations prior to approval of such transactions.

EXHIBIT B

IBERIABANK Corporation

2005 STOCK INCENTIVE PLAN

1.	Establishment, Purpose, and Types of Awards

IBERIABANK Corporation (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “IBERIABANK Corporation 2005 Stock Incentive Plan” (hereinafter referred to as the “Plan”), in order to provide incentives and awards to select employees and directors of the Company and its Affiliates.

The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted Shares, Restricted Share Units, and Unrestricted Shares
Section 9	Deferred Share Units
Section 10	Performance Awards

The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.	Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the Plan

Subject to the provisions of Section 13 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 450,000 Shares, provided that the Company shall not issue more than forty (40%) percent of those Shares pursuant to Awards in a form other than Options and SARs. For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares issued pursuant to Awards, provided that any Shares that are issued under the Plan and forfeited back to the Plan shall be available for issuance pursuant to future ISO Awards.

4.	Administration

(a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.

(b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration; and

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

(e) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.	Eligibility

(a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.

(c) Limits on Awards. During the term of the Plan, no Participant may receive Options and SARs that relate to more than 50,000 Shares per calendar year. The Committee will adjust this limitation pursuant to Section 13 below.

(d) Replacement Awards. Subject to Applicable Laws (including any associated Shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an Exercise Price that is lower than the Exercise Price of the surrendered Option unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

6.	Option Awards

(a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, provided that (i) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date, and (ii) for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(e) Exercise of Option. The Committee shall in its sole discretion determine the times, circumstances, and conditions under which an Option shall be exercisable, and shall set them forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(f) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(g) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Retirement. In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iv) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(v) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(i) Reverse Vesting. The Committee in its sole and absolute discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Options.

7.	Share Appreciate Rights (SARs)

(a) Grants. The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person, in any of the following forms:

(i) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount.

(ii) determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(iii) SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iv) Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s shareholders generally in connection with the event.

(b) Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option. The exercise price of an SAR shall be subject to the special rules on pricing contained in Sections 6(d) and 6(j) hereof.

(c) Exercise of SARs. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement, but shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d) Effect on Available Shares. All SARs are to be settled in shares of the Company’s stock and shall be counted in full against the number of shares available for award under the Plan, regardless of the number of exercise gain shares issued upon settlement of the SARs.

(e) Payment. Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying –

(i) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii) the number of Shares with respect to which the SAR has been exercised.

Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence, and (ii) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f) Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, cash shall be paid in lieu of fractional Shares. Absent a contrary determination by the Committee, all SARs shall be settled in cash as soon as practicable after exercise. Notwithstanding the foregoing, the Committee may, in an Award Agreement, determine the maximum amount of cash or Shares or combination thereof that may be delivered upon exercise of an SAR.

(g) Termination of Employment or Consulting Relationship. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

8.	Restricted Shares, Restricted Share Units, and Unrestricted Shares

(a) Grants. The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its discretion) elect to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends Payable on Vesting. Whenever Shares are released to a Participant under Section 8(d) above pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant shall receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued, an amount equal to any cash dividends (plus, in the discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released or issued.

(f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares. Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 9 below.

(g) Deferral Elections. At any time within the thirty-day period (or other shorter or longer period that the Committee selects) in which a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) receives an Award of either Restricted Shares or Restricted Share Units, the Committee may permit the Participant to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 9 hereof on the date such Shares would otherwise have been released or issued to the Participant pursuant to Section 8(d) above.

9.	Deferred Share Units

(a) Elections to Defer. The Committee may permit any Eligible Person who is a Director, Consultant or member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any Award other than Restricted Shares for which a Section 83(b) Election has been made), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election by a Participant who is first eligible to defer hereunder) after its delivery to the Company, subject to Section 8(g) regarding deferral of Restricted Shares and Restricted Share Units and to Section 10(e) regarding deferral of Performance Awards, unless the Company sends the Participant a written notice explaining why the Election Form is invalid within five business days after the Company receives it. Notwithstanding the foregoing sentence: (i) Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form, and (ii) the Committee may unilaterally make awards in the form of Deferred Share Units, regardless of whether or not the Participant foregoes other compensation.

(b) Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to Deferred Share Units.

(c) Issuances of Shares. The Company shall provide a Participant with one Share for each Deferred Share Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service terminates, unless –

(i) the Participant has properly elected a different form of distribution, on a form approved by the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

(ii) the Company received the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 9(a), provided that such election may be changed through any subsequent election that (i) is delivered to the Administrator at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election, and (ii) defers the commencement of distributions by at least five years from the originally scheduled commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d) Crediting of Dividends. Whenever Shares are issued to a Participant pursuant to Section 9(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a cash amount equal to any cash dividends (plus simple interest at a rate of five percent per annum, or such other reasonable rate as the Committee may determine), and a number of Shares equal to any stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.

(e) Emergency Withdrawals. In the event a Participant suffers an unforeseeable emergency within the contemplation of this Section and Section 409A of the Code, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Share Units. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee shall determine whether a Participant has a qualifying unforeseeable emergency and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

(f) Unsecured Rights to Deferred Compensation. A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

10.	Performance Awards

(a) Performance Units. Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

(b) Performance Compensation Awards. Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c) Limitations on Awards. The maximum Performance Unit Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 50,000 Shares and $3 million in cash, per calendar year. The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will either be credited as Deferred Share Units, or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Section 162(b) of the Code.

(d) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; credit quality measurements (such as net charge-offs, the ratio of nonperforming assets to total assets, and loan loss allowances as a percentage of nonperforming assets); total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(e) Deferral Elections. At any time prior to the date that is at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to an Award of either Performance Units or Performance Compensation, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 9 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to Section 10(a) or Section 10(b) above.

11.	Taxes

(a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(c) Special Rules. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(d) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 11, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(e) Income Taxes and Deferred Compensation. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Administrator shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Administrator permits second elections to defer in accordance with Section 409A(a)(4)(C). The Administrator shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

12.	Non-Transferability of Awards

(a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 12.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award other than an ISO may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.	Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(i) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

(ii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or

(iii) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 15(a) below.

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise.

(d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.	Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.	Modification of Awards and Substitution of Options.

(a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

16.	Term of Plan.

The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17.	Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

20.	Effective Date.

This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company’s shareholders for approval, and if not approved by the shareholders in accordance with Applicable Laws (as determined by the Committee in its discretion) within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the shareholders shall be granted subject to such approval, and no Shares shall be distributed before such approval.

21.	Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Louisiana, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.	Laws And Regulations.

(a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Deferred Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23. No Shareholder Rights. Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

24. No Employment Rights. The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

IBERIABANK Corporation

2005 STOCK INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Deferred Share Unit and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means any of the following:

(I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (III)(B) below;

(II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by the affirmative vote of a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (“Continuing Directors”);

(III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation in which (A) the Company’s shareholders receive or retain voting common stock in the Company or the surviving or resulting corporation in such transaction on the same pro rata basis as their relative percentage ownership of Company common stock immediately preceding such transaction and a majority of the entire Board of the Company are or continue to be Continuing Directors following such transaction, or (B) the Company’s shareholders receive voting common stock in the corporation which becomes the public parent of the Company or its successor in such transaction on the same pro rata basis as their relative percentage ownership of Company common stock immediately preceding such transaction and a majority of the entire Board of such parent corporation are Continuing Directors immediately following such transaction;

(IV) the sale of any one or more Company subsidiaries, businesses or assets not in the ordinary course of business and pursuant to a shareholder approved plan for the complete liquidation or dissolution of the Company; or

(V) there is consummated any sale of assets, businesses or subsidiaries of the Company which, at the time of the consummation of the sale, (x) together represent 50% or more of the total book value of the Company’s assets on a consolidated basis or (y) generated 50% or more of the Company’s pre-tax income on a consolidated basis in either of the two fully completed fiscal years of the Company immediately preceding the year in which the Change in Control occurs; provided, however, that, in either case, any such sale shall not constitute a Change in Control if such sale constitutes a Rule 13e-3 transaction and at least 60% of the combined voting power of the voting securities of the purchasing entity are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means IBERIABANK Corporation, a Louisiana corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Deferred Share Units” mean Awards pursuant to Section 9 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means a condition under which a Participant -

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 14 of the Plan.

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this IBERIABANK Corporation 2005 Stock Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean Awards pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded pursuant to Section 8 of the Plan.

REVOCABLE PROXY

IBERIABANK Corporation

ANNUAL MEETING OF SHAREHOLDERS

May 11, 2005

4:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 29, 2005, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Cabildo Room at the Hotel Inter-Continental, located at 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 11, 2005 at 4:00 p.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê FOLD AND DETACH HERE ê

IBERIABANK Corporation – ANNUAL MEETING, MAY 11, 2005

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-289-1750 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/ibkc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Annual Meeting of Shareholders MAY 11, 2005		Revocable Proxy IBERIABANK Corporation			Please mark as indicated in this example	☒
1. Election of Directors	For	Withhold All	For All Except		For	Against	Abstain
	☐	☐	☐	2. Ratification of the appointment of Castaing, Hussey & Lolan, LLC as the Company’s independent auditors for 2005.	☐	☐	☐

Nominees for a three-year term expiring in 2008: (01) Harry V. Barton, Jr., (02) Daryl G. Byrd, (03) E. Stewart Shea III, (04) David H. Welch				3. Approval of the IBERIABANK Corporation 2005 Stock Incentive Plan described in the Proxy Statement.	☐	☐	☐
4. In their discretion, on other business as may come before the Annual Meeting.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name or number in the space provided below.				The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3 listed above. Mark here if you plan to attend the Annual Meeting.			☐

				Mark here for address change and note change below.			☐

If voting by mail, please be sure to date and sign this instruction card in the box below.		Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS, AND, IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

Shareholder sign above

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

* * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

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PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m. Eastern Time, May 11, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, May 11, 2005: 1-866-289-1750	Vote by Internet anytime prior to 3:00 a.m., Eastern Time, May 11, 2005 go to https://www.proxyvotenow.com/ibkc

Please note that the last vote received, whether by telephone, internet, or by mail, will be the vote counted.

Your vote is important!